Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT
This FIRST AMENDMENT, dated as of February 19, 2020 (this “Agreement”), to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 31, 2018, (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”), among SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto, the lenders party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”) (capitalized terms used but not defined herein have the meaning provided in the Existing Credit Agreement). CITIBANK, N.A., and additional banks as to be agreed will be appointed to act as joint lead arrangers and joint bookrunners in connection with this Agreement (in such capacities, the “Arrangers”) and additional banks as to be agreed will be appointed to act as co-managers in connection with this Agreement (in such capacities, the “Co-Managers”).
W I T N E S S E T H
WHEREAS, pursuant to the Existing Credit Agreement, the Revolving Credit Lenders (as defined below) have extended credit to the Borrower in the form of Revolving Credit Commitments and Revolving Credit Advances on the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to the Existing Credit Agreement, the Term Advance Lenders (as defined below) have made Term Advances and/or Tranche B Loans to the Borrower on the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended (as so amended, the “Amended Credit Agreement”) to provide for:

(a)	modification of certain definitions and provisions relating to limited conditionality regarding the Olympus Acquisition and future Permitted Acquisitions; and

(b)	modification of Section 5.03(k)(vii) regarding the Olympus Acquisition and future Permitted Acquisitions.
WHEREAS, each lender holding Revolving Credit Commitments (each, a “Revolving Credit Lender”) that executes and delivers a signature page to this Agreement at or prior to 12:00 p.m., New York City time, on February 19, 2020 (the “Signing Date and Time”) will, in each case, have agreed to the terms of this Agreement upon the effectiveness of this Agreement on the First Amendment Effective Date; and
WHEREAS, each lender holding Term Advances and/or Tranche B Loans (each, a “Term Advance Lender”) that executes and delivers a signature page to this Agreement at or prior to the Signing Date and Time will, in each case, have agreed to the terms of this Agreement upon the effectiveness of this Agreement on the First Amendment Effective Date.
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.Amendment of the Existing Credit Agreement. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:
(a)The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Existing Credit Agreement:
““First Amendment Effective Date” means February 19, 2020.”

““Limited Condition Acquisition” means any Permitted Acquisition which the Borrower or any of its Subsidiaries is contractually committed to consummate upon the satisfaction of certain conditions other than the availability of, or the obtaining of, third party financing.”
““Olympus Acquisition” shall mean the acquisition by the Borrower of certain assets of Unisys Corporation pursuant to the Asset Purchase Agreement, dated as of February 5, 2020 by and between Unisys Corporation and Borrower.”
(b)The following definition in Section 1.01 of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:
““Permitted Acquisition”” has the meaning specified in Section 5.03(j)(vi); provided that, for the avoidance of doubt, the Engility Acquisition and the Olympus Acquisition shall each be a Permitted Acquisition hereunder.
(c)The definition of “EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating clauses (a), (e) and (h) therein in their entirety as follows:
“(a) Interest Expense of, and purchase discount fees in respect of any Receivables Facility incurred by, such Person and its Consolidated Subsidiaries for that period”
“(e) any losses attributable to the sale of assets outside the Ordinary Course of Business and any loss on the sale of accounts receivable pursuant to a Receivables Facility”
“(h) one-time costs and expenses related to any Permitted Acquisition and any other transactions in connection therewith, including any reorganization expenses (in each case whether or not consummated).”
(d)The definition of “Excess Cash Flow” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following clause (x) in the appropriate numerical order as follows:
“ and (x) any purchase discount fees or loss on the sale of accounts receivable incurred pursuant to a Receivables Facility.”
(e)Section 1.07 is hereby amended by adding the below clause (e) to the end thereof:
“(e) If the Borrower or one of its Subsidiaries is entering into a Limited Condition Acquisition, any subsequent calculation of any ratio or basket with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, Dispositions, Investments, the prepayment, redemption, purchase, defeasance or other satisfaction of Junior Financing, on or following the relevant date of determination and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated except (solely in the case of any ratio or basket with respect to the making of Restricted Payments or the prepayment, redemption, purchase, defeasance or other satisfaction of Junior Financing) to the extent such calculation on a pro forma basis would result in a lower ratio or increased basket availability (as applicable) than if calculated without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.”
(f)Section 5.03(a)(viii) is hereby amended and restated in its entirety to read as follows:
“(viii)     Liens on accounts receivable and related assets incurred in connection with a Receivables Facility in an amount outstanding at any time not to exceed the greater of (x) $300,000,000 and (y) 6.5% of Total Assets;”

(g)Section 5.03(k)(vii) is hereby amended and restated in its entirety to read as follows:
“(vii)    unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) such other amount, so long as after giving pro forma effect to the incurrence of such Indebtedness (and the use of proceeds therefrom) and the pro forma adjustments described in Section 1.07, the Leverage Ratio is equal to or less than 4.50 to 1.00; provided that, if the proceeds of such unsecured Indebtedness are being used to finance, in whole or in part, a Permitted Acquisition then the Leverage Ratio set forth in clause (y) above must only be satisfied at the time the acquisition agreement for such Permitted Acquisition is entered into and if the proceeds of such unsecured Indebtedness are being used to finance, in whole or in part, the Olympus Acquisition then the Leverage Ratio set forth in clause (y) above must only be satisfied on the First Amendment Effective Date; provided further that (a) the terms of such Indebtedness are not, when taken as a whole, materially more favorable to the lenders providing such Indebtedness than those applicable to the Facilities or are otherwise on current market terms for such type of Indebtedness, as determined by the Borrower, (b) the final maturity date of such Indebtedness shall be no earlier than 181 days after the final maturity date of any of the Facilities outstanding at the time of incurrence of such Indebtedness, (c) the aggregate amount of principal payments required to be made on such Indebtedness prior to the date that is 181 days after the final maturity date of any of the Facilities outstanding at the time of incurrence of such Indebtedness shall not exceed 10% of the original principal amount of such Indebtedness, (d) on a pro forma basis after giving effect to the incurrence of such Indebtedness (and the use of proceeds therefrom), no Event of Default shall have occurred and be continuing or would result therefrom, in the case of a Permitted Acquisition, at the time the acquisition agreement for such Permitted Acquisition is entered into and in the case of the Olympus Acquisition, on the First Amendment Effective Date and (e) the aggregate amount of all such Indebtedness incurred by Subsidiaries of the Borrower that are not Loan Parties shall not exceed the greater of (x) $100,000,000 and (y) 2.5% of Total Assets; provided further that the foregoing requirements of clause (b) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which any such customary bridge facility is to be converted or exchanged satisfies the requirements of clause (b) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges as determined by the Borrower;
(h)Section 5.03(k)(xii) is hereby amended and restated in its entirety to read as follows:
“(xii)     Indebtedness in respect of a Receivables Facility in an amount outstanding at any time not to exceed the greater of (x) $300,000,000 and (y) 6.5% of Total Assets;”
(i)Section 5.03(n)(x) is hereby amended and restated in its entirety to read as follows:
“(x)     any Disposition or discounts of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility in an amount outstanding at any time not to exceed the greater of (x) $300,000,000 and (y) 6.5% of Total Assets;”
(j)Article IX is hereby amended by inserting a new Section 9.22 as follows:
“Section 9.22.    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 9.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
SECTION 2.Conditions to Effectiveness of Agreement. The amendment of the Existing Credit Agreement and associated provisions set forth herein shall become effective as of the first date on which the following occur or have been waived in accordance with Section 9.01 of the Existing Credit Agreement (the “First Amendment Effective Date”):
(a)The Administrative Agent shall have received duly executed counterparts of this Agreement from (A) the Loan Parties, (B) Lenders constituting the Required Lenders and (C) the Administrative Agent.
(b)The representations and warranties made in this Agreement shall be true and correct in all material respects.
The Administrative Agent shall notify the Borrower, the Revolving Credit Lenders, the Term Advance Lenders and the Tranche B Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding absent manifest error.
For purposes of determining compliance with the conditions specified above, each Lender party to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Person unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Person prior to the First Amendment Effective Date specifying its objection thereto.

SECTION 3.Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender on the First Amendment Effective Date that:
(a)This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (ii) otherwise, in all material respects, in each case on and as of the First Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct, or true and correct in all material respects, as applicable, on and as of such earlier date, and except that the representations and warranties contained in Section 4.01(e) of the Existing Credit Agreement will be deemed to refer to the most recent annual and quarterly financial statements that have been delivered pursuant to Section 5.01(i) of the Existing Credit Agreement.
(c)No Default or Event of Default has occurred and is continuing or would result from the transactions provided for in this Agreement.
SECTION 4.Effects on Loan Documents; No Novation. (a) Except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
(c) On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.
(d) Neither this Agreement nor the effectiveness of the Amended Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Security and Guarantee Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or the Security and Guarantee Documents or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as may be expressly modified hereby. Nothing expressed or implied in this Agreement, the Amended Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.
SECTION 5.Further Assurances. The Borrower agrees to take any further action that is reasonably requested by Administrative Agent to effect the purposes of this Agreement and the transactions contemplated hereby.
SECTION 6.APPLICABLE LAW, JURISDICTION, WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 9.09, 9.12 AND 9.17 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

SECTION 7.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or email shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 9.02 of the Amended Credit Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

SAIC INTERNATIONAL HOLDINGS, INC.
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

SAIC GEMINI HUNTSVILLE, LLC
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

ODYSSEY DRIVE I, LTD. A CALIFORNIA LIMITED PARTNERSHIP
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

ENGILITY HOLDINGS, LLC
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

ENGILITY SERVICES, LLC
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

ENGILITY LLC
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

ATAC SERVICES, LLC
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

TASC SERVICES CORPORATION
By:	/s/ Patrick J. McGee
Name:Patrick J. McGee
Title: Treasurer

CITIBANK, N.A., as the Administrative Agent, the Collateral Agent, as a Revolving Credit Lender, and as a Term Advance Lender

By:	/s/ Tom Cole
Name:Tom Cole
Title: Managing Director

BANK OF AMERICA, N.A., as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Thor O'Connell
Name:Thor O’Connell
Title: Vice President

MUFG BANK, LTD., as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Dominic Yung
Name:Dominic Yung
Title: Director

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Eric H. Williams
Name:Eric H. Williams
Title: Senior Vice President

TRUIST BANK, AS SUCCESSOR BY MERGER TO SUNTRUST BANK, as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Thomas Parrott
Name:Thomas Parrott
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Lukas Coleman
Name:Lukas Coleman
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Sarah Offutt
Name:Sarah Offutt
Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Joshua Dearmon
Name:Joshua Dearmon
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Anthony Galea
Name:Anthony Galea
Title: Executive Director

SUMITOMO MITSUI BANKING CORPORATAION, as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Michael Maguire
Name:Michael Maguire
Title: Managing Director

TD BANK, as a Revolving Credit Lender and as a Term Advance Lender

By:	/s/ Emily Chott
Name:Emily Chott
Title: Senior Vice President